EXHIBIT 10.5

AGREEMENT

THIS AGREEMENT is made as of December 31, 2005 between Cancable Inc., an Ontario corporation (“Cancable Canada”), Cancable Holding Corp., a Delaware Corporation (“Cancable Parent”), and Cancable, Inc., a Nevada corporation, (“Cancable Subsidiary”) Creative Vistas, Inc., an Arizona corporation (“CVAS”) and Laurus Master Fund, Ltd., (“Laurus”).

WHEREAS, Cancable Parent has issued an Option (as amended, modified or supplemented from time to time, the “Option”) to Laurus to purchase up to 49% of the common stock of Cancable Parent (subject to adjustment as set forth therein).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.
Unanimous Shareholders Agreement. Forthwith following the exercise of the Option in whole or in part pursuant to Section 1.1 of the Option, each of Cancable Parent, Creative Vistas, Inc. and Laurus agree to negotiate in good faith the terms of a unanimous shareholder agreement mutually agreeable to each of them, which unanimous shareholder agreement shall at a minimum set forth the requirement for Laurus to consent to those matters described in Section 3 hereof and addressing other matters typical of a unanimous shareholder agreement such as governance and transfer restrictions.

2.
Dividend. Within 30 days of the end of each fiscal quarter following the later of (i) the exercise of the Option in whole or in part and (ii) payment in full to Laurus of all amounts (including interest) owing and outstanding under the Secured Term Note executed by Cancable Inc. in the aggregate principal amount of USD6,865,000 dated the date hereof (the “Secured Term Note”) (it being acknowledged and agreed that failure to pay any amount owing and outstanding under the Secured Term Note when due will not operate or otherwise serve to delay payment of the dividend contemplated hereby), Cancable Parent (to the extent permitted by applicable law) shall, and shall cause each of Cancable Canada and Cancable Subsidiary, to declare and pay a dividend to each of its common stockholders, equal to 50% of (A) the net operating cashflow generated by the respective company for such fiscal quarter (calculated (1) in accordance with US GAAP, (2) in a manner consistent with prior fiscal periods, (3) in a manner reasonably acceptable to Laurus and, for greater certainty, (4) without deduction for capital expenditures) less (B) capital expenditures made by the respective company in such fiscal quarter (to a maximum of 25% of the net operating cash flow calculated in accordance with clause (A)). In the event that Cancable Parent establishes or acquires any direct or indirect subsidiary after the date hereof, Cancable Parent shall also cause such subsidiary to declare and pay a dividend to each of its common stockholders, equal to 50% (A) the net operating cashflow generated by such subsidiary for such fiscal quarter (calculated (1) in accordance with US GAAP, (2) in a manner consistent with prior fiscal periods, (3) in a manner reasonably acceptable to Laurus and, for greater certainty, (4) without deduction for capital expenditures) less (B) capital expenditures made by such subsidiary in such fiscal quarter (to a maximum of 25% of the net operating cash flow calculated in accordance with clause (A)).

3.
Material Decisions. Until such time as Laurus and its affiliates no longer hold common shares representing 5% or more of the outstanding common shares of Cancable Parent (or securities representing the right to acquire 5% or more of the outstanding common shares of Cancable Parent), each of Cancable Parent, Cancable Canada and Cancable Subsidiary shall neither implement or effect (or otherwise resolve or agree to implement or effect), nor in any manner cause or permit any of their respective subsidiaries to implement or effect (or otherwise resolve or agree to implement or effect) any of the following actions without the prior approval of Laurus (which approval shall not be unreasonably withheld) and CVAS shall neither implement or effect (or otherwise resolve or agree to implement or effect) the action set forth in paragraph (j) below, nor cause or permit Cancable Parent, Cancable Canada, Cancable Subsidiary or any of their respective subsidiaries to implement or effect (or otherwise resolve to implement or effect) any of the following actions without the prior approval of Laurus (which shall not be unreasonably withheld):

(a)
except as contemplated by this Agreement, (i) declare or pay any dividends or make any other distribution in respect of any securities of each of Cancable Parent, Cancable Canada and Cancable Subsidiary, and (ii) make any distribution of any nature (including repayment of loans) to any person not acting at arm’s length with Cancable Parent, Cancable Canada and/or Cancable Subsidiary or any of their respective shareholders other than, in each case, contributions to the corporate expenses and overhead of CVAS not to exceed, when aggregated with all distributions made to CVAS contemplated by this paragraph (a) and all management services and analogous fees paid to CVAS, Cdn.$350,000 per annum;

(b)
sell or dispose of any assets or property by Cancable Parent, Cancable Canada and/or Cancable Subsidiary during any fiscal year in which any amount remains outstanding under the Secured Term Note (whether in one or more transactions) in contravention of the provisions of the Secured Term Note and in any fiscal year thereafter (whether in one or more transactions) with an aggregate book value in excess of $ Cdn.250,000;

(c)
make or commit to make during any fiscal quarter, capital expenditures exceeding, in the aggregate, 25% of the net operating cash flow of the company for such fiscal quarter (calculated in accordance with section 2 of this Agreement);

(d)
establish, acquire or otherwise become an equity holder (including, for greater certainty, a holder of securities convertible into equity) in any corporate entity or any partnership, equity joint venture or similar arrangements;

(e)
hire any employee whose annual remuneration exceeds Cdn.$300,000 per annum (inclusive of all benefits), or amend, terminate or otherwise alter or waive the terms of any employment, consulting or management contract with respect to an individual whose annual remuneration exceeds that amount;

(f)	enter into any transactions outside the ordinary course with officers, directors or employees or members of their families or other persons with whom they do not act at arm’s length;

(g)	enter into (other than in the ordinary course to fund working capital needs) or materially modify any credit facility;

(h)
create any mortgage, lien, charge or other form of encumbrance with respect to any of the assets of Cancable Parent, Cancable Canada and/or Cancable Subsidiary or their respective subsidiaries other than for the benefit of Laurus and other than Permitted Liens within the meaning ascribed thereto in Schedule A hereto;

(i)
materially alter the fundamental nature of the business of Cancable Parent, Cancable Canada and/or Cancable Subsidiary (other than in a manner consistent with the fundamental business presently undertaken by CVAS) or otherwise engage in other businesses or activities that are not incidental to the businesses or activities presently undertaken by Cancable Parent, Cancable Canada and/or Cancable Subsidiary;

(j)
enter into any agreement with a term in excess of one year which contemplates the payment by Cancable Parent, Cancable Canada and/or Cancable Subsidiary of more than Cdn.$750,000 in the aggregate during its term;

(k)
issue or sell any of the share in the capital of, or any rights, warrants or securities convertible into or exercisable or exchangeable for any share in the capital of, Cancable Parent, Cancable Canada and/or Cancable Subsidiary, including by way of initial public offering;

(l)
purchase any of the shares in the capital of Cancable Parent, Cancable Canada and/or Cancable Subsidiary, except pursuant to the exercise of any retraction or redemption right which attached to such shares in the capital of Cancable Parent, Cancable Canada and/or Cancable Subsidiary;

(m)	wind up, dissolve or liquidate Cancable Parent, Cancable Canada and/or Cancable Subsidiary;

(n)	continue under the laws of another jurisdiction of Cancable Parent, Cancable Canada and/or Cancable Subsidiary;

(o)	change the fiscal year of Cancable Parent, Cancable Canada and/or Cancable Subsidiary (other than the change in fiscal year to December 31 currently contemplated); or

(p)	amend the articles or by-laws of Cancable Parent, Cancable Canada and/or Cancable Subsidiary in such a manner as to adversely affect the interests of Laurus.

4.
Term of Agreement. This Agreement shall be effective for so long as Laurus holds the Option or any portion thereof or any shares of the common stock of Cancable Parent acquired upon the exercise of the Option in whole or in part.

5.	Governing Law. This Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the Province of Ontario and the Federal laws of Canada.

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SIGNATURE PAGES TO FOLLOW ***

6.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or by sending a scanned copy by electronic mail shall be deemed an original signature hereto.

CANCABLE HOLDING CORP.

Per:   /s/ Sayan Navaratnam

Name: Sayan Navaratnam
Title: Chairman and CEO

Per:

Name:
Title:

CANCABLE INC.

Per:  /s/ Ross Jepson

Name: Ross Jepson
Title: President

Per:

Name:
Title:

CANCABLE, INC.

Per:  /s/ Ross Jepson

Name: Ross Jepson
Title: President and Secretary

Per:

Name:
Title:

CREATIVE VISTAS, INC.

Per:  /s/ Sayan Navaratnam

Name: Sayan Navaratnam
Title:

Per:

Name:
Title:

LAURUS MASTER FUND, LTD.

Per:  /s/ David Grin

Name: David Grin
Title: Director

Per:

Name:
Title:

SCHEDULE A

DEFINITIONS

“Permitted Liens” means (a) liens for taxes not yet due and payable; (b) mechanics’, materialmans’, suppliers’, vendors’ or similar liens arising in the ordinary course of business securing amounts which are not delinquent and for which adequate reserves are kept on the financial statements and books and records of the appropriate person; and (c) liens created pursuant to equipment leases entered into in the ordinary course of business which encumber the property which is the subject of the lease.